Exhibit 1

EMBRAER REPORTS THIRD-QUARTER 2006 DELIVERIES AND TOTAL COMPANY BACKLOG
Company backlog increases by 29% in the period.

São José dos Campos, October 5, 2006 - Embraer (Bovespa: EMBR3; NYSE: ERJ) announced its third-quarter 2006 deliveries and Company backlog for the Commercial Aviation, Executive Aviation, and Defense and Government segments.

The Company’s firm order backlog reached US$13.3 billion by the end of the third quarter, an impressive 29% increase over the previous quarter. This backlog does not include the firm order for 36 EMBRAER 175 aircraft to Northwest Airlines announced today.

Intense sales efforts conducted in all three Embraer business areas resulted in 137 new firm orders for the Commercial Aviation segment announced in the third quarter, including 50 ERJ 145 and 50 EMBRAER 190 jets to the HNA Group, 30 EMBRAER 175 jets to Republic Airways, six EMBRAER 170 jets to EgyptAir, and one EMBRAER 170 to an undisclosed customer. A significant number of Embraer executive jets, including the Lineage 1000, Legacy 600 and the Phenom jets were sold during the third quarter, and the Phenom family backlog surpassed the mark of 300 jets.

As a result of difficulties with the production ramp-up of the EMBRAER 190 and EMBRAER 195 aircraft, especially those related to their wing assembly and with supply chain delays, Embraer revised its delivery forecast for 2006 to 135, from the 145 originally forecasted. Appropriate steps have been taken to overcome these difficulties and, in 2007, a minimum of 160 aircraft will be delivered, compensating this year’s delays, up from the previously announced 150. A final delivery estimate for 2007 will be provided in November, when the company normally reports its two-year production forecast.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

On September 30, 2006, a total of 30 jets had been delivered, as follows:

Deliveries by Segment *	3Q06	9M06

Commercial Aviation	22	73
ERJ 145	1	10
EMBRAER 170	9	26	(2)
EMBRAER 175	3	8
EMBRAER 190	8	28
EMBRAER 195	1	1
Executive Aviation	8	17
Legacy 600	8	17
Defense and Government **	—	3
EMBRAER 170	—	2
EMBRAER 190	—	1
TOTAL	30	93

*	Units identified in parentheses were aircraft delivered under operating leases
**	Includes only deliveries of executive jets configured for transporting public authorities and aircraft delivered to state-run airlines

Embraer’s order book by product, in the Commercial Aviation segment, on September 30, 2006, was as follows:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog

ERJ 145 Family
ERJ 135	108	1	108	—
ERJ 140	74	—	74	—
ERJ 145	732	132	677	55
Total ERJ 145 Family	914	133	859	55
EMBRAER 170/190 Family
EMBRAER 170	152	133	120	32
EMBRAER 175	52	—	22	30
EMBRAER 190	298	248	41	257
EMBRAER 195	41	40	1	40
Total EMBRAER 170/190 Family	543	421	184	359
Total	1,457	554	1,043	414

Note: Backlog includes orders for the Defense segment placed by state-run airlines (Satena and TAME).

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Conference Call Information

Embraer will hold a conference call to discuss its new delivery forecast on Friday, October 6, 2006 as follows:

English	Portuguese
9:30 am (NY Time)	8:30 am (NY Time)
10:30 am (SP Time)	9:30 am (SP Time)

Dial-in Numbers	Dial-in Number
(1-800) 860-2442	(+55)11-4688-6301
(1-412) 858-4600	Code: Embraer
Code: Embraer

Replay Number	Replay Number
(+55) 11 4688-6225	(+55) 11 4688-6225
Code: 644	Code: 569

The conference call will also be broadcast live over the web at www.embraer.com

Investor Relations
Tel: +55 12 3927 4404
Fax: +55 12 3922 6070
e-mail: investor.relations@embraer.com.br

Embraer Image Gallery

Visit the Embraer Image Gallery at www.embraer.com

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world’s leading manufacturer of Commercial jets up to 110 seats with 37 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the Commercial Aviation, Executive Aviation, and Defense and Government segments.  With headquarters in São José dos Campos, State of São Paulo, the Company has offices and customer service bases in the United States, France, Portugal, China and Singapore. Embraer is among Brazil’s leading exporting companies. As of September 30, 2006, Embraer had a total workforce of 18,336 people, and its firm order backlog totaled US$13.3 billion.

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Attachment:

FIRM ORDER BACKLOG
September 30, 2006

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 135	108	108	—

American Eagle (USA)	40	40	—
British Midland (UK)	3	3	—
City Airline AB (Sweden)	2	2	—
ExpressJet (USA)	30	30	—
Flandre Air (France)	3	3	—
Jet Magic (Ireland)	1	1	—
Luxair (Luxembourg)	2	2	—
Pan Européenne (France)	1	1	—
Proteus (France)	3	3	—
Regional Airlines (France)	3	3	—
Republic Airways (USA)	15	15	—
South African Airlink (South Africa)	5	5	—

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 140	74	74	—

American Eagle (USA)	59	59	—
Republic Airways (USA)	15	15	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

ERJ 145	732	677	55

Aerolitoral (Mexico)	5	5	—
Air Caraibes (Guadalupe)	2	2	—
Alitalia (Italy)	14	14	—
American Eagle (USA)	118	118	—
Axon (Greece)	3	3	—
British Midland (UK)	9	9	—
British Regional Airlines (UK)	23	23	—
Brymon (UK)	7	7	—
China Southern (China)	6	6	—
China Eastern Jiangsu (China)	5	5	—
China Eastern Wuhan (China)	5	—	5
Cirrus (Germany)	1	1	—
ExpressJet (USA)	245	245	—
ERA (Spain)	2	2	—
Flandre Air (France)	5	5	—
GECAS (PB Air - Thailand)	2	2	—
HNA Group (China)	50	—	50
KLM EXEL (Holand)	2	2	—
Lot Polish (Poland)	14	14	—
Luxair (Luxembourg)	9	9	—
Mesa (USA)	36	36	—
Portugalia (Portugal)	8	8	—
Proteus (France)	8	8	—
Regional (France)	15	15	—
Republic Airways (USA)	60	60	—
Rheintalflug (Austria)	3	3	—
Rio Sul (Brazil)	16	16	—
Satena (Colombia)	3	3	—
Sichuan (China)	5	5	—
Skyways (Sweden)	4	4	—
Swiss (Switzerland)	25	25	—
Transtates (USA)	22	22	—

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 170	152	120	32

Alitalia (Italy)	6	6	—
Saudi Aarabian Airlines (Saudi Arabia)	15	10	5
Cirrus (Germany)	2	2	—
EgyptAir (Egypt)	6	—	6
Finnair (Finland)	10	9	1
GECAS (USA)	8	8	—
Lot Polish (Poland)	6	6	—
Republic Airlines (USA)	48	47	1
Swiss (Switzerland)	15	—	15
South African Airlink (South Africa)	2	—	2
US Airways (USA)	28	28	—
Paramount (India)	2	2	—
TAME (Ecuador)	2	2	—
Undisclosed	1	—	1
Undisclosed	1	—	1

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 175	52	22	30

Air Canada (Canada)	15	15	—
Lot Polish (Poland)	4	4	—
GECAS (USA)	3	3	—
Republic Airlines (USA)	30	—	30

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 190	298	41	257

Air Canada (Canada)	45	15	30
AeroRepublica (Colombia)	5	—	5
Copa (Panama)	15	4	11
Finnair (Finland)	6	—	6
GECAS (USA)	12	—	12
HNA Group (China)	50	—	50
JetBlue (USA)	101	21	80
Regional (France)	6	—	6
US Airways (USA)	57	—	57
Tame (Ecuador)	1	1	—

Customer	Firm Orders	Delivered	Firm Order Backlog

EMBRAER 195	41	1	40

Flybe (UK)	14	1	13
GECAS (USA)	8	—	8
Royal Jordanian (Jordan)	4	—	4
Swiss (Switzerland)	15	—	15

PRESS OFFICES

Headquarters	North America	Europe, Middle East and Africa		China

Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Catherine Fracchia	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	cfracchia@embraer.fr	tracy.chen@bjs.embraer.com
Cell: (+55 12) 9724 4929	Cell: (+1 954) 651 1871	Cell: (+33 6) 7522 8519	Cell: (+33 6) 7523 6903	Cell: (+86) 1391 018 2281
Phone: (+55 12) 3927 1311	Phone: (+1 954) 359 3414	Phone: (+33 1) 4938 4455	Phone: (+33 1) 4938 4530	Phone: (+86 10) 6505 5045
Fax: (+55 12) 3927 2411	Fax: (+1 954) 359 4755	Fax: (+33 1) 4938 4456	Fax: (+33 1) 4938 4456	Fax: (+86 10) 6505 9866